Exhibit 99.1

August 2, 2023

To the Board of Directors of Battalion Oil Corporation:

This letter serves as notice that as of August 4, 2023, I hereby resign from my position as Executive Vice President, Chief Financial Officer and Treasurer of Battalion Oil Corporation. I also acknowledge that there were no disagreements with the Company or the Board that prompted this decision.

I want to thank the Board of Directors and the entire Battalion Oil team for the hard work and efforts during my time with the Company. I wish Battalion Oil and the team much success in the future.

Sincerely,

 /s/ Kristen McWatters

Kristen McWatters

www.battalionoil.com     |     3505 West Sam Houston Parkway North, Suite 300, Houston, Texas 77043     |     832.538.0300